EXHIBIT 99.1

ORCHID ISLAND CAPITAL ANNOUNCES SECOND QUARTER 2014 RESULTS

VERO BEACH, Fla. (July 29, 2014) – Orchid Island Capital, Inc. (NYSE MKT:ORC) ("Orchid” or the "Company"), a real estate investment trust ("REIT"), today announced results of operations for the three month period ended June 30, 2014.

Second Quarter 2014 Highlights

•	Net income of $10.6 million, or $1.17 per common share
•	Second quarter total dividends declared and paid of $0.54 per common share
•	Book Value Per Share of $13.05 at June 30, 2014
•
9.0% economic gain on common equity for the quarter, or 35.9% annualized, comprised of $0.54 dividend per common share and $0.58 increase in net book value per common share, divided by beginning book value per share

•	Company to discuss results on Wednesday, July 30, 2014, at 10:00 AM ET

Details of Second Quarter 2014 Results of Operations

The Company reported net income of $10.6 million for the three-month period ended June 30, 2014, compared with net loss of $1.5 million for the three month period ended June 30, 2013.  The second quarter net income of $10.6 million included net interest income of $5.9 million, net gains of $5.8 million (which includes mark to market gains, realized gains on securities sold and losses on funding hedges), accrued incentive compensation of $0.2 million, audit, legal and other professional fees of $0.2 million, management fees of $0.4 million, and other operating, general and administrative expenses of $0.3 million. During the second quarter of 2014, the Company sold residential mortgage-backed securities (“RMBS”) with a market value at the time of sale of $279.5 million, resulting in realized gains of $3.0 million (based on security prices from March 31, 2014).  The remaining net gain on RMBS was due to fair value adjustments for the period.

Capital Allocation and Return on Invested Capital

The Company allocates capital to two RMBS sub-portfolios, the pass-through RMBS portfolio (“PT RMBS”), and the structured RMBS portfolio, consisting of interest only (“IO”) and inverse interest-only (“IIO”) securities.  As of March 31, 2014, approximately 56% of the Company’s investable capital (which consists of equity in pledged PT RMBS, available cash and unencumbered assets) was deployed in the PT RMBS portfolio.  At June 30, 2014, the allocation to the PT RMBS had increased 4% to approximately 60%.

The table below details the changes to the respective sub-portfolios during the quarter, as well as the returns generated by each.
Portfolio Activity for the Quarter
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market Value - March 31, 2014	$701,476,202	$35,681,436	$10,599,862	$46,281,298	$747,757,500
Securities Purchased	404,680,187	7,869,803	-	7,869,803	412,549,990
Securities Sold	(279,489,911)	-	-	-	(279,489,911)
Gains on Sales	2,980,121	-	-	-	2,980,121
Return on Investment	n/a	(3,989,112)	(995,599)	(4,984,711)	(4,984,711)
Pay-downs	(11,392,716)	n/a	n/a	n/a	(11,392,716)
Premium Lost Due to Pay-downs	(670,987)	n/a	n/a	n/a	(670,987)
Mark to Market Gains (Losses)	9,338,792	(819,302)	735,475	(83,827)	9,254,965
Market Value - June 30, 2014	$826,921,688	$38,742,825	$10,339,738	$49,082,563	$876,004,251

The tables below present the allocation of capital between the respective portfolios at June 30, 2014 and March 31, 2014, and the return on invested capital for each sub-portfolio for the three month period ended June 30, 2014.  The return on invested capital in the PT RMBS and structured RMBS portfolios was approximately 22.1% and (2.5)%, respectively, for the second quarter of 2014.  The combined portfolio generated a return on invested capital of approximately 11.2%.  Due to the deployment of the proceeds of our capital raising activities during the six months ended June 30, 2014, the balances of the respective portfolios increased significantly.  Accordingly, returns generated based on the beginning of period capital are larger than returns on a stabilized portfolio.  We have added the return on average capital deployed to address this issue.

Capital Allocation
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
June 30, 2014
Market Value	$826,921,688	$38,742,825	$10,339,738	$49,082,563	$876,004,251
Cash(1)	30,040,207	-	-	-	30,040,207
Repurchase Agreement Obligations(2)	(783,700,849)	-	-	-	(783,700,849)
Total	$73,261,046	$38,742,825	$10,339,738	$49,082,563	$122,343,609
% of Total	59.9%	31.7%	8.5%	40.1%	100.0%
March 31, 2014
Market Value	$701,476,202	$35,681,436	$10,599,862	$46,281,298	$747,757,500
Cash	8,160,979	-	-	-	8,160,979
Repurchase Agreement Obligations	(651,246,345)	-	-	-	(651,246,345)
Total	$58,390,836	$35,681,436	$10,599,862	$46,281,298	$104,672,134
% of Total	55.8%	34.1%	10.1%	44.2%	100.0%

(1)	At June 30, 2014, total cash has been reduced by unsettled security purchases of approximately $6.8 million.
(2)
At June 30, 2014, there were outstanding repurchase agreement balances of $12.5 million and $5.0 million secured by interest-only and inverse interest-only securities, respectively.  We entered into these arrangements to generate additional cash to invest in pass-through RMBS; therefore, we have not considered these balances to be allocated to the structured securities strategy.

Returns for the Quarter
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Income / (loss) (net of repo cost)	$6,998,465	$(1,219,347)	$134,519	$(1,084,828)	$5,913,637
Realized and unrealized gains / (losses)	11,647,926	(819,302)	735,475	(83,827)	11,564,099
Hedge losses	(5,728,196)	n/a	n/a	n/a	(5,728,196)
Total Return	$12,918,195	$(2,038,649)	$869,994	$(1,168,655)	$11,749,540
Beginning Capital Allocation	$58,390,836	$35,681,436	$10,599,862	$46,281,298	$104,672,134
Return on Invested Capital for the Quarter(1)	22.1%	(5.7)%	8.2%	(2.5)%	11.2%
Average Capital Allocation(2)	$65,825,941	$37,212,131	$10,469,800	$47,681,931	$113,507,872
Return on Average Invested Capital for the Quarter(3)	19.6%	(5.5)%	8.3%	(2.5)%	10.4%

(1)	Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.
(2)	Calculated using two data points, the Beginning and Ending Capital Allocation balances.
(3)	Calculated by dividing the Total Return by the Average Capital Allocation, expressed as a percentage.

Prepayments

For the quarter, Orchid received $16.4 million in scheduled and unscheduled principal repayments and prepayments, which equated to a constant prepayment rate (“CPR”) of approximately 8.1% for the second quarter of 2014.  Prepayment rates on the two RMBS sub-portfolios were as follows (in CPR):

		Structured
	PT RMBS	RMBS	Total
Three Months Ended	Portfolio (%)	Portfolio (%)	Portfolio (%)
June 30, 2014	4.1	15.9	8.1
March 31, 2014	4.2	14.9	9.1
December 31, 2013	5.3	17.9	9.9
September 30, 2013	6.5	28.2	12.6
June 30, 2013	6.5	29.8	16.3
March 31, 2013	9.2	33.0	20.0

Portfolio

As of June 30, 2014, Orchid’s RMBS portfolio consisted of $876.0 million of PT RMBS and structured RMBS at fair value and had a weighted average coupon of 4.17%. The following tables summarize Orchid’s PT RMBS and structured RMBS as of June 30, 2014 and December 31, 2013:

($ in thousands)
				Weighted		Weighted
		Percentage		Average		Average	Weighted	Weighted
		of	Weighted	Maturity		Coupon	Average	Average
	Fair	Entire	Average	in	Longest	Reset in	Lifetime	Periodic
Asset Category	Value	Portfolio	Coupon	Months	Maturity	Months	Cap	Cap
June 30, 2014
Adjustable Rate RMBS	$4,650	0.5%	4.11%	239	1-Sep-35	0.51	10.16%	2.00%
Fixed Rate RMBS	747,210	85.3%	4.30%	313	1-Jun-44	NA	NA	NA
Hybrid Adjustable Rate RMBS	75,061	8.6%	2.55%	344	1-Aug-43	103.66	7.55%	2.00%
Total Mortgage-backed Pass-through	826,921	94.4%	4.14%	316	1-Jun-44	97.64	7.70%	2.00%
Interest-Only Securities	38,743	4.4%	4.40%	275	25-Jan-43	NA	NA	NA
Inverse Interest-Only Securities	10,340	1.2%	6.03%	307	15-Dec-40	NA	6.19%	NA
Total Structured RMBS	49,083	5.6%	4.74%	282	25-Jan-43	NA	NA	NA
Total Mortgage Assets	$876,004	100.0%	4.17%	314	1-Jun-44	NA	NA	NA
December 31, 2013
Adjustable Rate RMBS	$5,334	1.5%	3.92%	247	1-Sep-35	3.77	10.13%	2.00%
Fixed Rate RMBS	245,523	69.9%	4.05%	323	1-Dec-43	NA	NA	NA
Hybrid Adjustable Rate RMBS	76,118	21.7%	2.56%	350	1-Aug-43	109.60	7.56%	2.00%
Total Mortgage-backed Pass-through	326,975	93.1%	3.70%	328	1-Dec-43	102.67	7.72%	2.00%
Interest-Only Securities	19,206	5.5%	4.39%	261	25-Nov-40	NA	NA	NA
Inverse Interest-Only Securities	5,042	1.4%	5.92%	317	15-Dec-40	NA	6.08%	NA
Total Structured RMBS	24,248	6.9%	4.71%	272	15-Dec-40	NA	NA	NA
Total Mortgage Assets	$351,223	100.0%	3.77%	324	1-Dec-43	NA	NA	NA

($ in thousands)
	June 30, 2014		December 31, 2013
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$547,124	62.46%	$211,063	60.09%
Freddie Mac	318,454	36.35%	121,842	34.69%
Ginnie Mae	10,426	1.19%	18,318	5.22%
Total Portfolio	$876,004	100.00%	$351,223	100.00%

	June 30, 2014	December 31, 2013
Weighted Average Pass Through Purchase Price	$106.80	$105.60
Weighted Average Structured Purchase Price	$13.19	$12.11
Weighted Average Pass Through Current Price	$107.68	$102.83
Weighted Average Structured Current Price	$13.89	$14.59
Effective Duration (1)	2.732	4.188

(1)
Effective duration of 2.732 indicates that an interest rate increase of 1.0% would be expected to cause a 2.732% decrease in the value of the RMBS in the Company’s investment portfolio at June 30, 2014.  An effective duration of 4.188 indicates that an interest rate increase of 1.0% would be expected to cause a 4.188% decrease in the value of the RMBS in the Company’s investment portfolio at December 31, 2013. These figures include the structured securities in the portfolio, but do not include the effect of the Company’s funding cost hedges.  Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Financing, Leverage and Liquidity

As of June 30, 2014, the Company had outstanding repurchase obligations of approximately $783.7 million with a net weighted average borrowing rate of 0.35%.  These agreements were collateralized by RMBS with a fair value, including accrued interest, of approximately $836.5 million.  The Company’s leverage ratio at June 30, 2014 was 6.3 to 1, excluding the $6.8 million of payable for unsettled securities purchased at June 30, 2014. At June 30, 2014, the Company’s liquidity was approximately $69.1 million, consisting of unpledged RMBS (excluding the value of the unsettled purchases) and cash and cash equivalents.  To enhance our liquidity even further, we may pledge more of our structured RMBS as part of a repurchase agreement funding, but retain the cash in lieu of acquiring additional assets.  In this way we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash.  Below is a listing of outstanding borrowings under repurchase obligations at June 30, 2014.

($ in thousands)
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances	Total	Rate	at Risk(1)	in Days
Citigroup Global Markets, Inc.	$156,153	19.8%	0.37%	$11,435	20
Cantor Fitzgerald & Co.	79,295	10.1%	0.34%	4,785	27
KGS - Alpha Capital Markets, L.P.	76,241	9.7%	0.33%	5,203	36
Morgan Stanley & Co. LLC	66,373	8.5%	0.33%	4,490	50
CRT Capital Group, LLC	64,760	8.3%	0.33%	3,804	55
Mitsubishi UFJ Securities (USA), Inc.	58,960	7.5%	0.31%	3,591	7
Goldman Sachs & Co.	56,637	7.2%	0.35%	3,050	25
ED&F Man Capital Markets Inc.	53,094	6.8%	0.32%	3,106	21
J.P. Morgan Securities LLC	48,343	6.2%	0.36%	2,888	10
Mizuho Securities USA, Inc.	45,138	5.8%	0.46%	5,636	13
South Street Securities, LLC	40,042	5.1%	0.32%	2,203	16
Suntrust Robinson Humphrey, Inc.	24,826	3.2%	0.31%	1,471	3
Other	13,839	1.8%	0.33%	859	74
	$783,701	100.0%	0.35%	$52,521	26

(1)	Equal to the fair value of securities sold plus accrued interest receivable and cash posted as collateral (if any), minus the sum of repurchase agreement liabilities and accrued interest payable.

Hedging

In connection with its interest rate risk management strategy, the Company economically hedges a portion of the cost of its repurchase agreement funding by entering into derivative financial instrument contracts.  The Company has not elected hedging treatment under GAAP, and as such, all gains or losses on these instruments are reflected in earnings for all periods presented.  As of June 30, 2014, such instruments were comprised of Eurodollar futures contracts with an average contract notional amount of $480.0 million and a weighted average fixed LIBOR rate of 1.71%, and an interest rate swaption agreement, giving the Company the option to enter into a pay fixed interest rate swap (“payer swaption”).  The table below presents information related to the Company’s Eurodollar futures contracts at June 30, 2014.

($ in thousands)
		Average
	Weighted	Contract
	Average	Notional	Open
Expiration Year	LIBOR Rate	Amount	Equity(1)
2015	0.65%	$550,000	$(789)
2016	1.54%	550,000	159
2017	2.46%	400,000	202
2018	2.98%	400,000	(452)
Total / Weighted Average	1.71%	$480,000	$(880)

(1)	Open equity represents the cumulative gains (losses) recorded on open futures positions.

The table below presents information related to the Company’s interest rate swaption position at June 30, 2014.

($ in thousands)
	Option			Underlying Swap
					Fixed	Receive
		Fair	Months to	Notional	Pay	Rate	Term
Expiration	Cost	Value	Expiration	Amount	Rate	(LIBOR)	(Years)
≤ 1 year	$1,520	$1,200	11.5	$100,000	2.38%	3 Month	5

Dividends

To qualify as a REIT, we must pay annual dividends to our stockholders of at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains. We intend to pay regular monthly dividends to our stockholders and have declared the following dividends since our IPO.

Declaration Date	Record Date	Payment Date	Per Share Amount	Total
2014
July 10, 2014(1)	July 28, 2014	July 31, 2014	$0.180	$1,758,965
June 11, 2014	June 25, 2014	June 30, 2014	0.180	1,711,531
May 8, 2014	May 27, 2014	May 30, 2014	0.180	1,640,820
April 8, 2014	April 25, 2014	April 30, 2014	0.180	1,636,500
March 11, 2014	March 26, 2014	March 31, 2014	0.180	1,550,100
February 11, 2014	February 25, 2014	February 28, 2014	0.180	974,100
January 9, 2014	January 27, 2014	January 31, 2014	0.180	925,500
2013
December 11, 2013	December 26, 2013	December 30, 2013	0.180	601,500
November 12, 2013	November 25, 2013	November 27, 2013	0.135	451,125
October 10, 2013	October 25, 2013	October 31, 2013	0.135	451,125
September 10, 2013	September 25, 2013	September 30, 2013	0.135	451,125
August 12, 2013	August 26, 2013	August 30, 2013	0.135	451,125
July 9, 2013	July 25, 2013	July 31, 2013	0.135	451,125
June 10, 2013	June 25, 2013	June 28, 2013	0.135	451,125
May 9, 2013	May 28, 2013	May 31, 2013	0.135	451,125
April 10, 2013	April 25, 2013	April 30, 2013	0.135	451,125
March 8, 2013	March 25, 2013	March 27, 2013	0.135	451,125

(1)	The effect of the dividend declared in July 2014 is not reflected in the Company’s financial statements as of June 30, 2014.

Book Value Per Share

The Company's Book Value Per Share at June 30, 2014 was $13.05.  The Company computes Book Value Per Share by dividing total stockholders' equity by the total number of shares outstanding of the Company's common stock. At June 30, 2014, the Company's stockholders' equity was $125.7 million with 9,632,108 shares of common stock outstanding.

Secondary Offerings

The Company completed a secondary offering of 1,800,000 common shares on January 23, 2014 at a price of $12.50 per share.  The underwriters exercised their overallotment option in full for an additional 270,000 shares on January 29, 2014.  The aggregate net proceeds to the Company were approximately $24.2 million which were invested in Agency RMBS securities on a leveraged basis.

The Company completed a secondary offering of 3,200,000 common shares on March 24, 2014 at a price of $12.55 per share.  The underwriters exercised their overallotment option in full for an additional 480,000 shares on April 11, 2014.  The aggregate net proceeds to the Company were approximately $44.0 million which were invested in Agency RMBS securities on a leveraged basis.

On June 17, 2014, Orchid entered into an equity distribution agreement (the “Equity Distribution Agreement”) with two sales agents pursuant to which the Company may offer and sell, from time to time, up to an aggregate amount of $35,000,000 of shares of the Company’s common stock in transactions that are deemed to be “at-the-market” offerings and privately negotiated transactions.  Through June 30, 2014, the Company has issued a total of 537,499 shares under the Equity Distribution Agreement for aggregate proceeds of approximately $6.9 million, net of commissions and fees. Through July 29, 2014, the Company has issued a total of 653,420 shares under the Equity Distribution Agreement for aggregate proceeds of approximately $8.4 million, net of commissions and fees.

Management Commentary

Commenting on the second quarter, Robert E. Cauley, Chairman and Chief Executive Officer, said, “This year has not followed the script most market participants had drawn up in their heads last December.  The yield on the 10 year US Treasury note exceeded 3% at year end and the overwhelming majority of market participants expected rates to rise further.  So we rallied – during the first quarter and again in the second. However, prepayment speeds remained subdued through the spring and have not rebounded materially during the summer months.  The Mortgage Bankers refinance index has remained below 1500 most of the second quarter and was below 1400 for the week of July 18, 2014.  The housing market has continued to recover but at a much slower pace than what we observed in 2013.  The commercial banking sector has been retaining originated mortgage loans on their balance sheets in lieu of securitizing them at a much higher rate than 2013.  The combination of all of these factors has resulted in gross and net supply of Agency MBS falling well below market expectations.  In fact the net supply of Agency MBS was only $10 billion for the first six months of 2014.  The Federal Reserve started to taper their asset purchases in January and has announced reductions of their monthly MBS and Treasury purchases by $5 billion each at every meeting since.  They currently plan to stop their asset purchases in October of this year.  The reduced demand on the part of the Federal Reserve was supposed to cause mortgages to widen, and many asset managers were underweight the sector as a result.  However, the dramatic reduction in supply has led the sector to outperform and mortgage yield spreads over comparable duration Treasuries narrowed.  In fact, the production 30 year Fannie Mae securities (3.0%, 3.5% and 4.0% coupon securities) outperformed their comparable duration Treasury benchmarks by over 2 points for the quarter.  The 15 year production Fannie Mae coupons outperformed as well, although less so in absolute price terms.

“Orchid completed the deployment of the proceeds of our first quarter secondary offerings in April and initiated an At-The-Market program in late June.  We were able to raise approximately $8.4 million through this program by July 7th and have invested the proceeds. As a result of the deployment of the new capital, the RMBS portfolio grew by approximately 17% during the quarter and has grown by almost 150% year to date.  With the growth in the portfolio, we have shifted the exposure towards fixed rate RMBS and 30 year securities in particular.  We have also been increasing the weighted average coupon of the pass-through portfolio from 3.70% at December 31, 2013 to 4.14% at June 30, 2014.  The capital allocation was shifted from 55.8% pass-throughs and 44.2% structured securities at March 31, 2014 to 59.9% pass-throughs and 40.1% structured securities at June 30, 2014.  To compensate for the added duration of the pass-throughs, especially 30 year securities, we have added to our funding hedge positions by increasing our Eurodollar shorts and adding a 1 year by 5 year payer swaption.  We have also sold approximately $279 million of pass-through securities – predominantly low loan balance bonds and all 30 year securities - as they had appreciated in price as spec pool premiums increased from first quarter levels.

“As we move into the second half of the year, we have been confronted by geo-political events, strengthening economic data and higher inflation levels.  The Treasury curve has bull-flattened as most of the flight to quality trading into US Treasuries has occurred in the long end of the curve – 10 year notes and 30 year bonds – as opposed to the front end of the curve as is more typically the case.  This has been exacerbated by the considerable yield spread of longer dated US Treasury yields over comparable maturity German yields – resulting in relative value trading out of German Bunds and into US Treasuries.  The market has also become very focused on communications from the Federal Reserve pertaining to their perception of the strength of the economy, its recovery and inflation levels.  Once the Federal Reserve ends their asset purchases later this year, the market will anticipate the initial move away from the zero level in the Fed Funds target rate, as well as their exit strategy generally from the current interest rate regime.  The Agency RMBS market will also be closely watched as the market still anticipates there may be some impact of the end of Fed purchases on mortgage spreads.  Most multi-sector asset managers remain well underweight the MBS sector based on most positioning surveys.

“We have positioned the portfolio for increased funding levels and a continuation of modest prepayment speeds.  Mortgage borrowers have been exposed to very low levels of rates for an extended period and show a reduced sensitivity to refinancing opportunities.  Mortgage lenders have reduced their capacity and new regulations imposed by the Dodd-Frank Act have impaired their ability to quickly ramp up their staff/capacity levels – further muting refinancing activity.  We see the greatest risks to the market as two-fold.  The first would be an outbreak of inflation – resulting in a more aggressive Fed and elevated volatility in the rates markets.  The second would be the outcome least expected by market participants – a rally.  To address the first risk we have added swaptions on the 5 year sector so if volatility moves meaningfully higher and the market expects more substantial Fed tightening, our hedge will benefit.  We have guarded against the second by maintaining a material allocation to call protected securities.  They continue to offer very good carry and protection from higher prepayments if the market rallies.”

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Wednesday, July 30, 2014, at 10:00 AM ET.  The conference call may be accessed by dialing toll free (877) 341-5668.  International callers dial (224) 357-2205.  The conference passcode is 76376503.  A live audio webcast of the conference call can be accessed via the investor relations section of the Company’s website at www.orchidislandcapital.com, and an audio archive of the webcast will be available until August 20, 2014.

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS and (ii) structured Agency RMBS, such as CMOs, IOs, IIOs and POs, among other types of structured Agency RMBS. Orchid is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward Looking Statements

Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Orchid Island Capital, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Orchid Island Capital, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

CONTACT:
Orchid Island Capital, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.orchidislandcapital.com

Summarized Financial Statements

The following is a summarized presentation of the unaudited balance sheets as of June 30, 2014, and December 31, 2013, and the unaudited quarterly results of operations for the six and three months ended June 30, 2014 and 2013.  Amounts presented are subject to change.

ORCHID ISLAND CAPITAL, INC.
BALANCE SHEETS
(Unaudited - Amounts Subject To Change)

	June 30, 2014	December 31, 2013
ASSETS:
Total mortgage-backed securities	$876,004,251	$351,222,512
Cash, cash equivalents and restricted cash	36,868,745	10,615,027
Accrued interest receivable	3,798,455	1,559,437
Derivative asset, at fair value	1,199,700	-
Other assets	515,335	179,071
Total Assets	$918,386,486	$363,576,047

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$783,700,849	$318,557,054
Payable for unsettled securities purchased	6,828,538	-
Accrued interest payable	308,339	91,461
Due to affiliates	152,166	81,925
Other liabilities	1,707,589	80,260
Total Liabilities	792,697,481	318,810,700
Total Stockholders' Equity	125,689,005	44,765,347
Total Liabilities and Stockholders' Equity	$918,386,486	$363,576,047
Common shares outstanding	9,632,108	3,341,665
Book value per share	$13.05	$13.40

ORCHID ISLAND CAPITAL, INC.
STATEMENTS OF OPERATIONS
(Unaudited - Amounts Subject to Change)

	Six Months Ended June 30,		Three Months Ended June 30,
	2014	2013	2014	2013
Interest income	$10,371,927	$3,841,957	$6,589,305	$2,428,699
Interest expense	(1,086,511)	(523,306)	(675,668)	(321,886)
Net interest income	9,285,416	3,318,651	5,913,637	2,106,813
Gains (losses)	6,593,917	(3,614,649)	5,835,903	(3,201,488)
Net portfolio income (loss)	15,879,333	(295,998)	11,749,540	(1,094,675)
Expenses	1,649,129	849,796	1,114,599	451,477
Net income (loss)	$14,230,204	$(1,145,794)	$10,634,941	$(1,546,152)
Basic and diluted net income (loss) per share	$2.01	$(0.43)	$1.17	$(0.46)
Dividends Declared Per Common Share:	$1.080	$0.540	$0.540	$0.405

	Three Months Ended June 30,
Key Balance Sheet Metrics	2014	2013
Average RMBS(1)	$811,880,875	$349,704,096
Average repurchase agreements(1)	717,473,597	312,590,604
Average stockholders' equity(1)	116,549,360	48,624,446
Leverage ratio(2)	6.3:1	6.5:1

Key Performance Metrics
Average yield on RMBS(3)	3.25%	2.78%
Average cost of funds(3)	0.38%	0.41%
Average economic cost of funds(4)	0.38%	0.42%
Average interest rate spread(5)	2.87%	2.37%
Average economic interest rate spread(6)	2.87%	2.36%

(1)	Average RMBS, repurchase agreements and stockholders’ equity balances are calculated using two data points, the beginning and ending balances.
(2)
The leverage ratio is calculated by dividing total ending liabilities by ending stockholders’ equity.   At June 30, 2014, the $6.8 million of payable for unsettled securities purchased has been excluded from the total liabilities for this ratio.

(3)
Portfolio yields and costs of funds are calculated based on the average balances of the underlying investment portfolio/repurchase agreement balances and are annualized for the quarterly periods presented.

(4)	Represents interest cost of our borrowings and effect of Eurodollar futures contracts hedges attributed to the period related to hedging activities, divided by average repurchase agreements.
(5)	Average interest rate spread is calculated by subtracting average cost of funds from average yield on RMBS.
(6)	Average economic interest rate spread is calculated by subtracting average economic cost of funds from average yield on RMBS.